UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Renal Care Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement and a proxy card from Renal Care Group by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from Renal Care Group.

     Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

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Dear Associate:

On May 4, 2005, we announced that Renal Care Group has entered into a definitive agreement under which Fresenius Medical Care will acquire all of the stock of Renal Care Group. Our Board of Directors unanimously approved this transaction, which will result in the creation of the largest provider of dialysis services in the United States. Closing of the transaction is subject to customary conditions, including antitrust clearance.

In the best interests of our shareholders
Many of you own shares of Renal Care Group’s common stock through our employee stock purchase plan or through stock options. In the transaction, the shareholders of Renal Care Group will receive $48.00 for each share of common stock that they own. This transaction will provide an excellent return for all of Renal Care Group’s shareholders, including our many associates who are also shareholders.

Good partners, good products
Fresenius Medical Care has been a long-standing supplier of products to dialysis providers, including Renal Care Group. As you may already know, over 80% of the dialysis machines, dialyzers and disposable supplies that we use in our dialysis facilities are made by Fresenius. We believe that Fresenius Medical Care makes superior products, which is why we have chosen to purchase most of our equipment and dialysis supplies from them. Fresenius Medical Care has been a good business partner as a supplier, and we believe Fresenius Medical Care is an excellent service provider. We expect to bring Renal Care Group’s focus on identifying and implementing best demonstrated practices to the combined company, which should improve the quality of care for an expanded group of patients with end-stage renal disease.

Opportunity to associate with the world leader
This transaction will give Renal Care Group’s associates an opportunity to work with a global provider with many resources. Fresenius Medical Care is the world’s largest integrated provider of products and services for individuals undergoing dialysis. Fresenius Medical Care provides dialysis treatments to more than 125,900 patients around the globe, through a network of 1,630 dialysis clinics in North America, Europe, Latin America and Asia-Pacific. Fresenius Medical Care is also the world’s leading provider of dialysis products, including hemodialysis machines, dialyzers and related disposable products. Fresenius Medical Care works with more than 44,000 employees in over 100 countries to continuously improve the quality of life for dialysis patients. It is clear that Fresenius Medical Care greatly values the knowledge, skills and experience of our clinical and non-clinical associates. Fresenius Medical Care recognizes our reputation as a provider of optimal care, and they highly regard our associates’ dedication and commitment to providing quality care to our patients.

Right Time
The dialysis industry continues to consolidate. In December, 2004, DaVita, Inc. entered into an agreement to acquire the U.S. dialysis services business of Gambro Healthcare, which would have made DaVita the largest dialysis provider in the United States. In addition, DaVita will enter into a long-term supply agreement to purchase the majority of its dialysis equipment and products from Gambro in connection with that acquisition. In light of these developments, Fresenius Medical Care approached Renal Care Group in an effort to solidify their leading position in the U.S., and our Board of Directors decided that the time was right to take this step and deliver this substantial premium to Renal Care Group’s shareholders.

On a personal note
Renal Care Group is a very special company, and I feel a personal obligation to our associates, affiliated physicians and patients to make certain that the transition and integration processes are done in a manner that honors what we have built together over the Company’s nine-year history. You have my heartfelt commitment and I am dedicated to continuing to work hard, along with the other members of Renal Care Group’s senior management team and with Fresenius Medical Care’s management team, to ensure continuity of care for our patients and lasting success for our associates.

We believe that our patients, physicians and associates will be well served by Fresenius Medical Care. They share our commitment to using innovative technology, maintaining high clinical standards and working to improve the quality of life for patients with chronic and end-stage renal disease.

New colleagues
You will be hearing from me and from Dr. Ben Lipps, Fresenius Medical Care’s chief executive officer and chairman of its management board. I am pleased to introduce him to you. Dr. Lipps is an American who has been active in the field of dialysis for more than 35 years. After earning his Masters and Doctoral degrees at the Massachusetts Institute of Technology in chemical engineering, Dr. Lipps led the research team that developed the first commercial Hollow Fiber Artificial Kidney in the late 1960’s, which led to the rapid expansion of dialysis services worldwide. Dr. Lipps and his team are anxious to meet you, and we look forward to sharing ideas with one another.

More information to come
We will work with Fresenius Medical Care to communicate with you in a variety of ways over the next few months. In the meantime, I encourage you to visit the RCGInsider for information and to visit Fresenius Medical Care’s website at www.fmc-ag.com. Our regional vice presidents will conduct regular update meetings to answer your questions, and our human resources department will communicate with you directly regarding Fresenius Medical Care benefit programs.

Dedication and focus
As we work to close this transaction with Fresenius Medical Care, I know that I can count on you to stay focused on providing optimal care for our patients as we work together to accomplish a smooth transition and integration. Please give your utmost cooperation to Fresenius Medical Care associates who may be visiting our facilities and regional offices to learn more about how Renal Care Group operates. Renal Care Group has been built on the premise that best practices are achieved through shared knowledge and education, so please give graciously of your time and experience as requested.

I want to take this opportunity to thank you for your outstanding commitment to Renal Care Group and the patients we serve. Change is inevitable and sets the stage for future achievement. As always, keeping the needs of our patients as our first priority will allow all of us to be successful.

Sincerely,

Gary Brukardt
Renal Care Group, Inc.
President and Chief Executive Officer

In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website ([ http://www.sec.gov ]http://www.sec.gov) or, without charge, from Renal Care Group.

Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

Dear Renal Care Group Associate:

We recently let you know that Renal Care Group has entered into a definitive agreement with Fresenius Medical Care. Under that agreement, Fresenius Medical Care will acquire all of the stock of Renal Care Group. The transaction will result in the creation of the largest provider of dialysis services in the United States. Closing of the transaction is subject to customary conditions, including antitrust clearance.

In the best interests of Renal Care Group’s shareholders
Many of you own shares of Renal Care Group’s common stock through Renal Care Group’s employee stock purchase plan or through stock options. In the transaction, the shareholders of Renal Care Group will receive $48.00 for each share of common stock they own. This transaction provides an excellent return for all of Renal Care Group’s shareholders, including our many associates who are also shareholders.

Good partners, good products

Fresenius Medical Care is the world’s leading supplier of products to dialysis providers, including Renal Care Group. In fact, Fresenius Medical Care makes over 80% of the dialysis machines, dialyzers and disposable supplies that we use in our dialysis facilities. We expect to bring Renal Care Group’s focus on identifying and implementing best demonstrated practices to the combined company, which should improve the quality of care for an expanded group of patients with end-stage renal disease.

Value

This transaction — valued at nearly $4 billion — demonstrates the value that Renal Care Group has in the marketplace. Fresenius values Renal Care Group’s reputation for high-quality dialysis care. It is a testament to the vision of Renal Care Group’s founders and the dedication and hard work of Renal Care Group’s associates over the company’s nine-year history that this value has been created and can now be returned to Renal Care Group’s shareholders.

Opportunity to work with the world leader

This transaction will give Renal Care Group’s associates an opportunity to work with a global provider with many resources. Fresenius Medical Care is the world’s largest integrated provider of products and services for individuals with chronic kidney failure. Fresenius Medical Care provides dialysis treatments to more than 125,900 patients around the globe through its network of 1,630 dialysis clinics in North America, Europe, Latin America and Asia-Pacific. Fresenius Medical Care is also the world’s leading provider of dialysis products such as hemodialysis machines, dialyzers and related disposable products. Fresenius Medical Care works with more than 44,000 employees in over 100 countries to continuously improve the quality of life for dialysis patients. Fresenius Medical Care greatly values the knowledge, skills and experience of Renal Care Group’s clinical and non-clinical associates. There are no planned closings of Renal Care Group’s dialysis facilities and no planned changes in wages or benefits for clinical associates.

We believe that Renal Care Group’s patients, physicians and associates will be well served by Fresenius Medical Care. We share a commitment to using innovative technology, applying best demonstrated practices, maintaining high clinical standards and working to improve the quality of life for patients with chronic and end-stage renal disease.

More information to come

We will work together to communicate with you in a variety of ways over the next few months. During that time, we encourage you to visit the RCGInsider for information and to visit Fresenius Medical Care’s website at www.fmc-ag.com. We will provide regular updates to answer your questions and to give updates on transition and integration matters. Our human resources departments will communicate jointly with you regarding Fresenius Medical Care’s benefit programs.

Dedication and focus

As we work to close this transaction, we know that we can count on you to stay focused on providing optimal care for the patients Renal Care Group serves, working together to accomplish a smooth transition and integration.

Thank you in advance for your cooperation and commitment.

Sincerely,

Gary A. Brukardt	Dr. Ben Lipps
Renal Care Group, Inc.	Chairman of the Management Board and
President and Chief Executive Officer	Chief Executive Officer
Fresenius Medical Care AG

In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website ([ http://www.sec.gov ]http://www.sec.gov) or, without charge, from Renal Care Group.

Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

Dear Patient:

On May 4, 2005, we announced that Renal Care Group has agreed to become part of a larger company called Fresenius Medical Care.

Fresenius Medical Care is the world’s largest provider of products and services for dialysis patients. Fresenius Medical Care provides dialysis treatments to approximately 125,900 patients in approximately 1,630 dialysis clinics around the world. Fresenius Medical Care is also the world’s leading provider of dialysis products such as hemodialysis machines, dialyzers and related disposable products.

We know that you value the optimal care that our associates have provided, and we want you to know that the clinical staff members who take care of you on a daily basis will continue to do so. Once the agreement between Renal Care Group and Fresenius Medical Care is complete, your caregiver will work for Fresenius Medical Care, but your daily treatment schedule and the high quality of care you currently receive will remain the same.

You are important to us, and we care a great deal about your health and well-being. Like Renal Care Group, Fresenius Medical Care is dedicated to improving your quality of life.

You will learn more about Fresenius Medical Care in the coming weeks and months. In the meantime, if you have questions or concerns, please ask your facility manager or social worker. You can also contact your ESRD Network for assistance.

Raymond M. Hakim, M.D., Ph.D.	Gary A. Brukardt
Chief Medical Officer	President and Chief Executive Officer

In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website ([ http://www.sec.gov ]http://www.sec.gov) or, without charge, from Renal Care Group.

Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.

Dear Renal Care Group-Affiliated Physician:

On May 4, 2005, we announced that Renal Care Group has entered into a definitive agreement under which Fresenius Medical Care will acquire all of the stock of Renal Care Group. This transaction was unanimously approved by our Board of Directors and will result in the creation of the largest provider of dialysis services in the United States. Closing of the transaction is subject to customary conditions, including antitrust clearance. We made this decision based on a number of important factors.

In the best interests of our shareholders

First, Renal Care Group’s Board of Directors determined that this transaction is in the best interests of our shareholders. The transaction provides an excellent return for all of Renal Care Group’s shareholders, including many of our affiliated physicians who are also shareholders. In the transaction, the shareholders of Renal Care Group will receive $48.00 for each share of common stock that they own.

Good partners, good products

Second, as you are well aware, Fresenius Medical Care is a long-standing supplier of high-quality products to dialysis providers, including Renal Care Group. Over 80% of the dialysis machines, dialyzers and disposable supplies that Renal Care Group uses in its dialysis facilities are made by Fresenius. The combination will create a superior platform for innovation in the delivery of dialysis services and further enhance the lives of patients entrusted to our care.

Opportunity to associate with the world leader

Third, this transaction will give our associates and affiliated physicians an opportunity to work with a global provider with many resources. Fresenius Medical Care is the world’s largest integrated provider of products and services for individuals undergoing dialysis. Fresenius Medical Care provides dialysis treatments to more than 125,900 patients around the globe, through a network of 1,630 dialysis clinics in North America, Europe, Latin America and Asia-Pacific. Fresenius Medical Care is also the world’s leading provider of dialysis products, including hemodialysis machines, dialyzers and related disposable products. Fresenius Medical Care works with more than 44,000 employees in over 100 countries to continuously improve the quality of life for dialysis patients.

Right Time

Finally, the dialysis industry continues to consolidate. In December 2004, DaVita, Inc. entered into an agreement to acquire the U.S. dialysis services business of Gambro Healthcare, and has entered into a long-term supply agreement to purchase the majority of its dialysis equipment and products from Gambro. In light of these developments, Fresenius Medical Care approached Renal Care Group in an effort to solidify their leading position in the U.S. Our Board of Directors decided that the time was right to take this step and deliver this substantial premium to Renal Care Group shareholders.

Value

This transaction – valued at nearly $4 billion – demonstrates the value that Renal Care Group has achieved in the marketplace and reflects Renal Care Group’s reputation for high-quality dialysis care. It is a testament to the vision of our founders and the dedication and hard work of our associates and affiliated physicians over Renal Care Group’s nine-year history that this value has been created and can now be returned to Renal Care Group’s shareholders.

Smooth Transition

We believe that our patients, associates and affiliated physicians will be well served by Fresenius Medical Care. Fresenius Medical Care is committed to honoring Renal Care Group’s medical director agreements, and both of us have been asked to play leading roles with the combined company through the transition and going forward. We will work with the medical staff to ensure a smooth transition, and we anticipate business as usual in Renal Care Group’s facilities. We believe the transition will be easier since Fresenius Medical Care shares our commitment to using innovative technology, maintaining high clinical standards and working to improve the quality of life for patients with chronic and end-stage renal disease.

There are no planned closings of Renal Care Group’s dialysis facilities and no planned changes in wages or benefits for Renal Care Group’s clinical associates.

More information to come

Working with Fresenius Medical Care, we will communicate with you, the patients and our associates in a variety of ways over the next few months to detail a joint plan for an orderly transition and integration. In the meantime, we encourage you to visit our website and to visit Fresenius Medical Care’s website at www.fmc-ag.com. If you have questions in the meantime, please do not hesitate to contact either of us.

Thank you in advance for your outstanding commitment to Renal Care Group and to the patients we serve. Change is inevitable and often sets the stage for future achievement. As always, keeping the needs of our patients as our first priority will allow us all to be successful.

Sincerely,

Raymond M. Hakim, M.D., Ph.D.	Gary A. Brukardt
Senior Executive Vice President for Clinical Affairs	President and Chief Executive Officer
and Chief Medical Officer

In connection with the proposed transaction, Renal Care Group plans to file with the SEC and mail to its shareholders a proxy statement that will contain information about Renal Care Group, Fresenius, the proposed merger and related matters. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. In addition to receiving the proxy statement and proxy card by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about Renal Care Group, without charge, from the SEC’s website ([ http://www.sec.gov ]http://www.sec.gov) or, without charge, from Renal Care Group.

Renal Care Group and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Renal Care Group’s shareholders with respect to the proposed merger. Fresenius Medical Care AG may also be deemed a participant in such solicitation. Information regarding Renal Care Group’s executive officers and directors is available in Renal Care Group’s proxy statement, dated April 28, 2005, for its 2005 annual meeting of shareholders. Information regarding any interests that Renal Care Group’s executive officers and directors may have in the transaction with Fresenius will be set forth in the proxy statement that Renal Care Group intends to file with the SEC in connection with the proposed merger.